Exhibit 99.1

Press Release For immediate release Brandon Burke, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports Third Quarter 2018 Financial Results
Active management drives increase in portfolio yield
The Company continues to benefit from a diversified strategy
Common stock dividend maintained at $0.42 per share
Economic return* of 1.1%

Atlanta - November 7, 2018 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended September 30, 2018.

Financial Summary:

•	Q3 2018 comprehensive income attributable to common stockholders of $20.6 million compared to $36.1 million in Q2 2018

•
Q3 2018 net loss attributable to common stockholders of $64.5 million or $0.58 basic loss per common share primarily due to realized loss on sale of securities compared to net income attributable to common stockholders of $80.0 million or $0.72 basic earnings per share ("EPS") in Q2 2018;

•	Q3 2018 core earnings** of $45.6 million or core EPS of $0.41 compared to $46.1 million or core EPS of $0.41 in Q2 2018

•	Q3 2018 book value per diluted common share*** of $16.83 compared to $17.06 at Q2 2018

•	Economic return* of 1.1% for the quarter, (1.4%) year to date

•	Q3 2018 debt-to-equity ratio of 6.4x compared to 6.1x at Q2 2018

•	Q3 2018 common stock dividend maintained at $0.42 per share

“We are pleased to announce core earnings of $0.41 per common share and an economic return of 1.1% for the third quarter. During the quarter, we repositioned our Agency portfolio by rotating out of seasoned Agency RMBS and into newly issued 30 year Agency RMBS and Agency CMBS to take advantage of accretive opportunities in those sectors. A net loss on the sale of these securities did not impact book value as we report mortgage-backed securities at fair market value on our balance sheet. The portfolio repositioning drove an increase in our weighted average portfolio yield to 3.78% as of September 30, 2018, up 21 basis points from 3.57% as of June 30, 2018. We anticipate that our higher portfolio yield and active hedging strategy will help mitigate the impact of rising interest rates,” said John Anzalone, Chief Executive Officer. “In addition, our seasoned credit portfolio should continue to benefit from underlying price appreciation and strong borrower performance."

* Economic return for the quarter ended September 30, 2018 is defined as the change in book value per diluted common share from June 30, 2018 to September 30, 2018 of ($0.23); plus dividends declared of $0.42 per common share; divided by the June 30, 2018 book value per diluted common share of $17.06. Economic return for the nine months ended September 30, 2018 is defined as the change in book value per diluted common share from December 31, 2017 to September 30, 2018 of ($1.52); plus dividends declared of $1.26 per common share; divided by the December 31, 2017 book value per diluted common share of $18.35.
** Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
*** Book value per diluted common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

1

Exhibit 99.1

Key performance indicators for the quarters ended September 30, 2018 and June 30, 2018 are summarized in the table below.

($ in millions, except share amounts)		Q3 ‘18		Q2 ‘18		Variance
Average Balances		(unaudited)		(unaudited)
Average earning assets (at amortized costs)		$18,359.7		$17,731.5		$628.2
Average borrowings		$15,972.8		$15,276.0		$696.8
Average equity		$2,085.3		$2,093.4		-$8.1

U.S. GAAP Financial Measures
Total interest income		$162.1		$151.6		$10.5
Total interest expense		$91.3		$77.9		$13.4
Net interest income		$70.8		$73.7		-$2.9
Total expenses		$11.8		$11.6		$0.2
Net income (loss) attributable to common stockholders		($64.5)		$80.0		-$144.5

Average earning asset yields		3.53%		3.42%		0.11%
Average cost of funds		2.29%		2.04%		0.25%
Average net interest rate margin		1.24%		1.38%		-0.14%

Period-end weighted average asset yields*		3.78%		3.57%		0.21%
Period-end weighted average cost of funds		2.50%		2.36%		0.14%
Period-end weighted average net interest rate margin		1.28%		1.21%		0.07%

Book value per diluted common share**		$16.83		$17.06		-$0.23
Earnings (loss) per common share (basic)		($0.58)		$0.72		-$1.30
Earnings (loss) per common share (diluted)		($0.58)		$0.72		-$1.30
Debt-to-equity ratio	6.4	x	6.1	x	0.3	x
Comprehensive income attributable to common stockholders per common share (basic)		$0.18		$0.32		-$0.14

Non-GAAP Financial Measures***
Core earnings		$45.6		$46.1		-$0.5
Effective interest income		$167.7		$157.2		$10.5
Effective interest expense		$100.4		$89.3		$11.1
Effective net interest income		$67.3		$68.0		-$0.7

Effective yield		3.65%		3.55%		0.10%
Effective cost of funds		2.52%		2.34%		0.18%
Effective interest rate margin		1.13%		1.21%		-0.08%

Core earnings per common share		$0.41		$0.41		$0.00
Repurchase agreement debt-to-equity ratio	6.6	x	6.5	x	0.1	x
*Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
** Book value per diluted common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
*** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net loss attributable to common stockholders for the third quarter of 2018 was $64.5 million compared to net income attributable to common stockholders of $80.0 million for the second quarter of 2018. Net loss attributable to common stockholders was primarily driven by a $140.7 million realized loss on the sale of investments. The Company sold approximately $2.9 billion of Agency RMBS and reinvested approximately $4.2 billion of proceeds from the sales and paydowns of securities and commercial loans in newly issued 30 year Agency RMBS and Agency CMBS securities. Net income attributable to common stockholders was also impacted by a $2.9 million decrease in net interest income. While the Company's average earning asset yield rose 10 basis points during the quarter, average cost of funds rose 25 basis points reflecting higher borrowing costs driven by increases in the federal funds rate. Book value per diluted common share for the third quarter of 2018 decreased by 1.3% to $16.83 reflecting rising interest rates and wider Agency interest rate spreads.
During the third quarter of 2018, the Company generated $45.6 million in core earnings, a decrease of $0.5 million or 1.1% from the second quarter of 2018. Core earnings decreased in the third quarter primarily due to a $0.7 million decrease in effective net interest income driven by higher borrowing rates in the third quarter. Total effective cost of funds rose to 2.52%, up 18 basis points from 2.34% in the second quarter.
Total interest income for the third quarter of 2018 was $162.1 million compared to $151.6 million for the second quarter of 2018. Higher total interest income reflects a $628.2 million (3.9%) increase in average earning assets and an increase in average earning asset yields to 3.53% from 3.42% in the second quarter. Average earning assets rose primarily due to a change in asset mix. The Company reinvested approximately $100 million in proceeds from repayments of commercial loans into Agency securities during the quarter. Average earning asset yields benefited from repositioning the Agency portfolio into newly issued 30-year Agency RMBS and Agency CMBS assets as well as higher index rates on floating and adjustable rate non-Agency RMBS and GSE CRT securities and commercial loans.
The Company increased its average borrowings by $696.8 million (4.6%) in the third quarter of 2018 to $16.0 billion compared to average borrowings of $15.3 billion in the second quarter. Total interest expense was $91.3 million compared to total interest expense of $77.9 million during the second quarter of 2018.
The Company's debt-to-equity ratio increased to 6.4x as of September 30, 2018 from 6.1x as of June 30, 2018 primarily due to the change in asset mix discussed above. The Company's repurchase agreement debt-to-equity ratio increased to 6.6x as of September 30, 2018 from 6.5x as of June 30, 2018.
Total expenses for the third quarter of 2018 were approximately $11.8 million compared to $11.6 million for the second quarter of 2018. The ratio of annualized total expenses to average equity (1) increased to 2.26% compared to 2.22% for the second quarter.
As previously announced, the Company declared the following dividends on September 14, 2018: a common stock dividend of $0.42 per share paid on October 26, 2018 and a Series A preferred stock dividend of $0.4844 per share paid on October 25, 2018. The Company declared the following dividends on its Series B and Series C Preferred Stock on November 6, 2018 to its stockholders of record as of December 5, 2018: a Series B Preferred Stock dividend of $0.4844 per share payable on December 27, 2018 and a Series C Preferred Stock dividend of $0.46875 per share payable on December 27, 2018.

(1)
The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, November 8, 2018, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 22, 2018 by calling:

866-465-2111 (North America) or 1-203-369-1428 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Brandon Burke, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands, except share amounts	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest Income
Mortgage-backed and credit risk transfer securities (1)	160,416	147,548	134,138	456,967	374,038
Commercial and other loans	1,672	4,051	6,251	9,945	18,036
Total interest income	162,088	151,599	140,389	466,912	392,074
Interest Expense
Repurchase agreements	81,763	69,389	45,907	210,737	111,926
Secured loans	9,490	8,471	5,544	24,888	13,492
Exchangeable senior notes	—	—	2,724	1,621	11,236
Total interest expense	91,253	77,860	54,175	237,246	136,654
Net interest income	70,835	73,739	86,214	229,666	255,420
Other Income (loss)
Gain (loss) on investments, net	(207,910)	(36,377)	(11,873)	(404,657)	(2,551)
Equity in earnings (losses) of unconsolidated ventures	1,084	798	408	2,778	(1,280)
Gain (loss) on derivative instruments, net	87,672	67,169	1,955	288,208	(46,096)
Realized and unrealized credit derivative income (loss), net	4,975	735	(2,930)	8,875	38,428
Net loss on extinguishment of debt	—	—	(1,344)	(26)	(6,581)
Other investment income (loss), net	1,068	(2,160)	2,313	2,010	6,175
Total other income (loss)	(113,111)	30,165	(11,471)	(102,812)	(11,905)
Expenses
Management fee – related party	10,105	10,102	9,557	30,428	27,385
General and administrative	1,673	1,525	1,697	4,954	5,389
Total expenses	11,778	11,627	11,254	35,382	32,774
Net income (loss)	(54,054)	92,277	63,489	91,472	210,741
Net income (loss) attributable to non-controlling interest	(681)	1,163	800	1,153	2,656
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(53,373)	91,114	62,689	90,319	208,085
Dividends to preferred stockholders	11,107	11,106	13,562	33,320	24,994
Net income (loss) attributable to common stockholders	(64,480)	80,008	49,127	56,999	183,091
Earnings per share:
Net income (loss) attributable to common stockholders
Basic	(0.58)	0.72	0.44	0.51	1.64
Diluted	(0.58)	0.72	0.43	0.51	1.59

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Coupon interest	175,696	164,165	156,635	506,180	449,971
Net premium amortization	(15,280)	(16,617)	(22,497)	(49,213)	(75,933)
Mortgage-backed and credit risk transfer securities interest income	160,416	147,548	134,138	456,967	374,038

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Nine Months Ended
In thousands	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income (loss)	(54,054)	92,277	63,489	91,472	210,741
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(40,554)	(47,929)	19,089	(220,800)	75,011
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	134,280	9,889	7	153,406	1,508
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(6,422)	(6,898)	(6,438)	(19,859)	(19,105)
Currency translation adjustments on investment in unconsolidated venture	(1,126)	486	807	(328)	331
Total other comprehensive income (loss)	86,178	(44,452)	13,465	(87,581)	57,745
Comprehensive income (loss)	32,124	47,825	76,954	3,891	268,486
Less: Comprehensive (income) loss attributable to non-controlling interest	(405)	(602)	(970)	(48)	(3,384)
Less: Dividends to preferred stockholders	(11,107)	(11,106)	(13,562)	(33,320)	(24,994)
Comprehensive income (loss) attributable to common stockholders	20,612	36,117	62,422	(29,477)	240,108

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	September 30, 2018	December 31, 2017
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $17,473,413 and $17,560,811, respectively)	18,336,825	18,190,754
Commercial loans, held-for-investment	31,707	191,808
Cash and cash equivalents	108,223	88,381
Restricted cash	300	620
Due from counterparties	26,380	—
Investment related receivable (including pledged securities of $449,289 and $0, respectively)	528,223	73,217
Derivative assets, at fair value	46,214	6,896
Other assets	145,015	105,580
Total assets	19,222,887	18,657,256
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	14,378,518	14,080,801
Secured loans	1,650,000	1,650,000
Exchangeable senior notes, net	—	143,231
Derivative liabilities, at fair value	13,982	32,765
Dividends and distributions payable	50,205	50,193
Investment related payable	559,398	5,191
Accrued interest payable	25,624	17,845
Collateral held payable	47,687	7,327
Accounts payable and accrued expenses	1,620	2,200
Due to affiliate	10,430	10,825
Total liabilities	16,737,464	16,000,378
Commitments and contingencies (See Note 16) (1):
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,652,661 and 111,624,159 shares issued and outstanding, respectively	1,116	1,116
Additional paid in capital	2,385,218	2,384,356
Accumulated other comprehensive income	174,553	261,029
Retained earnings (distributions in excess of earnings)	(663,007)	(579,334)
Total stockholders’ equity	2,461,204	2,630,491
Non-controlling interest	24,219	26,387
Total equity	2,485,423	2,656,878
Total liabilities and equity	19,222,887	18,657,256

(1)	See Note 16 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share),

•	effective interest income (and by calculation, effective yield),

•	effective interest expense (and by calculation, effective cost of funds),

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),

•	total interest income (and by calculation, earning asset yields),

•	total interest expense (and by calculation, cost of funds),

•	net interest income (and by calculation, net interest rate margin); and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.
The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands, except per share data	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income (loss) attributable to common stockholders	(64,480)	80,008	49,127	56,999	183,091
Adjustments:
(Gain) loss on investments, net	207,910	36,377	11,873	404,657	2,551
Realized (gain) loss on derivative instruments, net (1)	(99,641)	(36,274)	(19,503)	(249,493)	5,808
Unrealized (gain) loss on derivative instruments, net (1)	9,206	(35,406)	95	(58,101)	(20,025)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	663	4,903	8,803	8,034	(20,904)
(Gain) loss on foreign currency transactions, net (3)	(215)	2,966	(1,504)	937	(3,748)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(6,422)	(6,898)	(6,438)	(19,859)	(19,105)
Net loss on extinguishment of debt	—	—	1,344	26	6,581
Subtotal	111,501	(34,332)	(5,330)	86,201	(48,842)
Cumulative adjustments attributable to non-controlling interest	(1,405)	432	67	(1,087)	616
Preferred stock dividend declared but not accumulated (5)	—	—	5,211	—	5,211
Core earnings attributable to common stockholders	45,616	46,108	49,075	142,113	140,076
Basic income (loss) per common share	(0.58)	0.72	0.44	0.51	1.64
Core earnings per share attributable to common stockholders (6)	0.41	0.41	0.44	1.27	1.26

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Realized gain (loss) on derivative instruments, net	99,641	36,274	19,503	249,493	(5,808)
Unrealized gain (loss) on derivative instruments, net	(9,206)	35,406	(95)	58,101	20,025
Contractual net interest expense on interest rate swaps	(2,763)	(4,511)	(17,453)	(19,386)	(60,313)
Gain (loss) on derivative instruments, net	87,672	67,169	1,955	288,208	(46,096)

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

9

Exhibit 99.1

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	(663)	(4,903)	(8,803)	(8,034)	20,904
GSE CRT embedded derivative coupon interest	5,638	5,638	5,873	16,909	17,524
Realized and unrealized credit derivative income (loss), net	4,975	735	(2,930)	8,875	38,428

(3)	U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Dividend income	853	807	809	2,947	2,427
Gain (loss) on foreign currency transactions, net	215	(2,966)	1,504	(937)	3,748
Other investment income (loss), net	1,068	(2,159)	2,313	2,010	6,175

(4)	U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest expense on repurchase agreement borrowings	88,185	76,287	52,345	230,596	131,031
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,422)	(6,898)	(6,438)	(19,859)	(19,105)
Repurchase agreements interest expense	81,763	69,389	45,907	210,737	111,926

(5) Preferred stock dividend declared but not accumulated is a timing adjustment related to the first dividend declaration on Series C Preferred Stock. On September 14, 2017, we declared a dividend on Series C Preferred Stock that covered the period from the date of issuance, August 16, 2017, to but not including the dividend payment date, December 27, 2017. We adjusted core earnings for the period ended September 30, 2017 to exclude the portion of the dividend declared for the period from October 1, 2017 through December 26, 2017 because we did not consider the future unaccumulated portion of the dividend a current component of our capital costs.

(6) Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

10

Exhibit 99.1

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

Exhibit 99.1

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	September 30, 2018		June 30, 2018		September 30, 2017
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	162,088	3.53%	151,599	3.42%	140,389	3.22%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,638	0.12%	5,638	0.13%	5,873	0.14%
Effective interest income	167,726	3.65%	157,237	3.55%	146,262	3.36%

	Nine Months Ended September 30,
	2018		2017
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	466,912	3.45%	392,074	3.15%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	16,909	0.13%	17,524	0.14%
Effective interest income	483,821	3.58%	409,598	3.29%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	September 30, 2018		June 30, 2018		September 30, 2017
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	91,253	2.29%	77,860	2.04%	54,175	1.43%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	6,422	0.16%	6,898	0.18%	6,438	0.17%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	2,763	0.07%	4,511	0.12%	17,453	0.46%
Effective interest expense	100,438	2.52%	89,269	2.34%	78,066	2.06%

	Nine Months Ended September 30,
	2018		2017
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	237,246	2.02%	136,654	1.26%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	19,859	0.17%	19,105	0.18%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	19,386	0.17%	60,313	0.56%
Effective interest expense	276,491	2.36%	216,072	2.00%

12

Exhibit 99.1

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	September 30, 2018		June 30, 2018		September 30, 2017
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	70,835	1.24%	73,739	1.38%	86,214	1.79%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,422)	(0.16)%	(6,898)	(0.18)%	(6,438)	(0.17)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,638	0.12%	5,638	0.13%	5,873	0.14%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(2,763)	(0.07)%	(4,511)	(0.12)%	(17,453)	(0.46)%
Effective net interest income	67,288	1.13%	67,968	1.21%	68,196	1.30%

	Nine Months Ended September 30,
	2018		2017
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	229,666	1.43%	255,420	1.89%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(19,859)	(0.17)%	(19,105)	(0.18)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	16,909	0.13%	17,524	0.14%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(19,386)	(0.17)%	(60,313)	(0.56)%
Effective net interest income	207,330	1.22%	193,526	1.29%

13

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of September 30, 2018 and June 30, 2018. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements and secured loans and exchangeable senior notes) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio, when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.

September 30, 2018

$ in thousands	Agency RMBS and CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Investments	13,065,148	3,302,475	2,000,909	18,368,532
Cash and cash equivalents (3)	55,295	34,480	18,448	108,223
Restricted cash	—	300	—	300
Derivative assets, at fair value (4)	46,212	2	—	46,214
Other assets	556,914	91,814	50,890	699,618
Total assets	13,723,569	3,429,071	2,070,247	19,222,887

Repurchase agreements	11,252,479	1,525,347	1,600,692	14,378,518
Secured loans (5)	553,262	1,096,738	—	1,650,000
Derivative liabilities, at fair value (4)	13,887	95	—	13,982
Other liabilities	646,954	34,576	13,434	694,964
Total liabilities	12,466,582	2,656,756	1,614,126	16,737,464

Total equity (allocated)	1,256,987	772,315	456,121	2,485,423
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	(55,924)	—	(55,924)
Collateral pledged against secured loans	(636,506)	(1,261,752)	—	(1,898,258)
Secured loans	553,262	1,096,738	—	1,650,000
Equity related to repurchase agreement debt	1,173,743	551,377	456,121	2,181,241
Debt-to-equity ratio (7)	9.4	3.4	3.5	6.4
Repurchase agreement debt-to-equity ratio (8)	9.6	2.8	3.5	6.6

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS, GSE CRT and a loan participation interest are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each asset class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

June 30, 2018

$ in thousands	Agency RMBS and CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Investments	12,361,217	3,307,841	2,070,733	17,739,791
Cash and cash equivalents (3)	33,312	23,077	13,865	70,254
Derivative assets, at fair value (4)	44,122	3,387	—	47,509
Other assets	86,210	64,389	6,622	157,221
Total assets	12,524,861	3,398,694	2,091,220	18,014,775

Repurchase agreements	10,671,351	1,450,627	1,580,343	13,702,321
Secured loans (5)	555,099	1,094,901	—	1,650,000
Derivative liabilities, at fair value (4)	6,071	—	—	6,071
Other liabilities	94,556	29,017	21,037	144,610
Total liabilities	11,327,077	2,574,545	1,601,380	15,503,002

Total equity (allocated)	1,197,784	824,149	489,840	2,511,773
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	(157,905)	—	(157,905)
Collateral pledged against secured loans	(642,808)	(1,267,901)	—	(1,910,709)
Secured loans	555,099	1,094,901	—	1,650,000
Equity related to repurchase agreement debt	1,110,075	493,244	489,840	2,093,159
Debt-to-equity ratio (7)	9.4	3.1	3.2	6.1
Repurchase agreement debt-to-equity ratio (8)	9.6	2.9	3.2	6.5

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each asset class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

15

Exhibit 99.1

Average Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Average Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	1,613,967	2,648,396	3,223,684	2,376,050	3,370,401
30 year fixed-rate, at amortized cost	9,362,170	7,805,977	6,486,613	8,338,593	5,274,103
ARM, at amortized cost	181,721	220,960	258,304	211,147	275,010
Hybrid ARM, at amortized cost	1,303,070	1,595,131	1,847,709	1,520,365	2,043,497
Agency - CMO, at amortized cost	242,133	254,642	287,364	256,770	308,159
Agency CMBS, at amortized cost	516,992	50,179	—	190,951	—
Non-Agency CMBS, at amortized cost	3,236,226	3,177,398	2,920,587	3,202,556	2,721,306
Non-Agency RMBS, at amortized cost	1,055,671	1,030,949	1,339,639	1,056,962	1,537,013
GSE CRT, at amortized cost	762,235	769,821	790,886	769,546	784,301
Commercial loans, at amortized cost	55,607	178,080	279,840	137,028	277,642
Loan participation interest	29,875	—	—	10,068	—
Average earning assets	18,359,667	17,731,533	17,434,626	18,070,036	16,591,432

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	2.59%	1.99%	1.95%	2.15%	1.99%
30 year fixed-rate	2.96%	2.95%	2.73%	2.96%	2.73%
ARM	2.49%	2.43%	2.35%	2.41%	2.31%
Hybrid ARM	2.57%	2.28%	2.19%	2.35%	2.26%
Agency - CMO	3.20%	3.04%	2.71%	2.90%	1.16%
Agency CMBS	2.85%	3.63%	—%	3.34%	—%
Non-Agency CMBS	4.88%	4.95%	4.52%	4.89%	4.40%
Non-Agency RMBS	7.17%	7.12%	6.56%	7.12%	5.97%
GSE CRT (3)	3.56%	3.37%	2.74%	3.31%	2.51%
Commercial loans	10.05%	9.12%	8.86%	9.45%	8.69%
Loan participation interest	5.87%	—%	—%	5.87%	—%
Average earning asset yields	3.53%	3.42%	3.22%	3.45%	3.15%

(1)	Average balances for each period are based on weighted month-end average earning assets.

(2)
Average earning asset yields for the period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earning assets based on the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

16

Exhibit 99.1

Average Borrowings and Equity Balances
The table below presents information related to the Company's average borrowings and average equity for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Average Borrowings (1):
Agency RMBS (2)	11,326,323	11,146,252	10,919,243	11,299,625	10,105,277
Agency CMBS	472,011	43,984	—	173,727	—
Non-Agency CMBS (2)	2,575,504	2,556,166	2,367,648	2,558,317	2,260,356
Non-Agency RMBS	895,504	861,598	1,062,528	882,784	1,208,702
GSE CRT	681,079	667,972	661,095	674,560	639,234
Exchangeable senior notes	—	—	185,930	38,300	256,261
Loan participation interest	22,406	—	—	7,551	—
Total average borrowings	15,972,827	15,275,972	15,196,444	15,634,864	14,469,830
Maximum borrowings during the period (3)	16,078,387	15,352,321	15,896,218	16,078,387	15,896,218

Average Cost of Funds (4):
Agency RMBS (2)	2.24%	1.98%	1.28%	1.96%	1.09%
Agency CMBS	2.26%	2.10%	—%	2.22%	—%
Non-Agency CMBS (2)	2.88%	2.68%	1.91%	2.61%	1.63%
Non-Agency RMBS	3.40%	3.19%	2.67%	3.17%	2.42%
GSE CRT	3.26%	3.16%	2.69%	3.10%	2.50%
Exchangeable senior notes	—%	—%	5.86%	5.58%	5.85%
Loan participation interest	3.83%	—%	—%	3.83%	—%
Cost of funds	2.29%	2.04%	1.43%	2.02%	1.26%
Interest rate swaps average fixed pay rate (5)	2.35%	2.18%	2.09%	2.26%	2.12%
Interest rate swaps average floating receive rate (6)	(2.25)%	(2.00)%	(1.24)%	(1.98)%	(1.07)%
Effective cost of funds (non-GAAP measure) (7)	2.52%	2.34%	2.06%	2.36%	2.00%

Average Equity (8)	2,085,263	2,093,426	2,206,307	2,099,093	2,173,671
Average debt-to-equity ratio (average during period)	7.7	x	7.3x	6.9	x	7.4	x	6.7	x
Debt-to-equity ratio (as of period end)	6.4	x	6.1x	6.0	x	6.4	x	6.0	x

(1)	Average borrowings for each period are based on weighted month-end balances.

(2)	Agency RMBS and non-Agency CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

(8)	Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

17